UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2022 (February 16, 2022)

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	98-1551379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Roger M. Nielsen as Director

On February 16, 2022, the Board of Directors (the “Board”) of Proterra Inc (the “Company”), upon the recommendation of the Nominating and ESG Committee, appointed Roger M. Nielsen to serve as a member of the Board to fill the vacancy created by the resignation of John F. Erhard. The Board also appointed Mr. Nielsen to serve on the Board’s audit committee. These appointments will be effective March 2, 2022. Mr. Nielsen will serve as a Class I director with an initial term expiring at the Company’s 2022 annual meeting of stockholders.

Mr. Nielsen served as President and Chief Executive Officer of Daimler Trucks North America from April 2017 to April 2021, with responsibility for all aspects of Daimler Trucks North America and its affiliated companies in the Western Hemisphere, Australia and New Zealand. During the same period, he also served as a member of the Board of Management of Daimler Truck AG. From May 2001 to April 2017, Mr. Nielsen served as Daimler Trucks North America's Chief Operating Officer with responsibility for the company's manufacturing network in the United States, Mexico and Canada, as well as all levels of operations in quality, supplier management, logistics and application engineering. Beginning in 2001, he also served on the boards of Daimler Trucks North America's subsidiaries, Thomas Built Bus and Freightliner Custom Chassis Corporation, serving as the chairman of both entities from April 2017 to April 2021. From 2001 until their divestitures in 2003 and 2005, respectively, Mr. Nielsen was vice-chairman of Orion Bus Industries and American LaFrance. Mr. Nielsen earned a Bachelor of Science degree in Industrial Engineering from Oregon State University. The Board appointed Mr. Nielsen as a director because of his extensive managerial and board experience and his product development, distribution and supply chain experience in commercial vehicle manufacturing.

Mr. Nielsen has no arrangements or understandings pursuant to which he was appointed a director and he does not have any transactions reportable under Item 404(a) of Regulation S-K.

Mr. Nielsen will be compensated in accordance with the Company’s standard compensation policy, as may be amended from time to time, for its non-employee directors, which is generally described under the heading “Modifications to Non-Employee Director Compensation” in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 9, 2021. Mr. Nielsen will also enter into our standard indemnification agreement, a form of which was previously filed with the SEC as Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (No. 333-252674) on April 7, 2021.

Resignation of Jochen M. Goetz as Director

On February 22, 2022, the Board received a letter from Mr. Jochen M. Goetz resigning as a director of the Company and as a member of the Board’s audit committee. His resignation will be effective March 2, 2022.
There are no disagreements between Mr. Goetz and the Company or the Board.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the resignation and appointment described above is being furnished as Exhibit 99.1 to this filing. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated February 23, 2022, regarding board resignation and appointment
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	President and Chief Executive Officer